Exhibit 99.1

PARTHUSCEVA, INC.

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of ParthusCeva, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Kevin Fielding, President and Chief Executive Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ KEVIN FIELDING
Kevin Fielding President and Chief Executive Officer (Principal Executive Officer)

Date: March	27, 2003

A signed original of this written statement required by Section 906 has been provided to ParthusCeva, Inc. and will be retained by ParthusCeva, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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